UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 8, 2022

AUBURN NATIONAL BANCORPORATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26486	63-0885779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 North Gay Street, P.O. Drawer 3110, Auburn, Alabama 36831-3110

(Addresses of Principal Executive Offices, including Zip Code)

(334) 821-9200

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	AUBN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2022, Auburn National Bancorporation, Inc. (the “Company”) and its wholly owned subsidiary, AuburnBank (the “Bank”) announced that Robert W. Dumas, has determined to retire on December 31, 2022 as President and Chief Executive Officer of the Company and the Bank. Mr. Dumas is 69 years old, and has been with the Company and the Bank for 39 years. Mr. Dumas will continue as Chairman and a director of the Company and the Bank, and will continue to serve on their respective Board of Directors’ committees where he is a member.

The Company also announced its management succession. Mr. David A. Hedges, the Company and the Bank’s current Executive Vice President and Chief Financial Officer has been elected President and Chief Executive Officer of the Company and the Bank to succeed Mr. Dumas effective January 1, 2023. Mr. Hedges also was elected a director of the Company and the Bank, effective immediately. Also, effective immediately, Mr. Hedges has become a voting member of the Company’s and the Bank’s Executive, Strategic Planning and Property Committees and the Bank’s Asset Liability Committee (ALCO), Loan, IT Steering, and Operations Committees. Mr. Hedges is 44 years old and has been with the Company and the Bank since 2006, became the principal financial and accounting officer in June 2007 and has served as Executive Vice President and Chief Financial Officer since December 2015.

Mr. W. James Walker IV, the Company’s and the Bank’s Senior Vice President and Chief Accounting Officer, has been elected Senior Vice President and Chief Financial Officer of the Company and the Bank to succeed Mr. Hedges as CFO and principal financial officer effective January 1, 2023. In addition to becoming the principal financial officer, Mr. Walker will continue as the principal accounting officer, a position he has held since joining the Company and the Bank. Mr. Walker, who is 53 years old, joined the Company and the Bank in December 2015, following a 20-year career with three public accounting firms where he focused on audits of financial services firms.

There are no family relationships between Messrs. Dumas, Hedges and Walker and any officer or other director of the Company or the Bank. There are no related party transactions between Mr. Dumas, Mr. Hedges or Mr. Walker reportable under Item 404(a) of Commission Regulation S-K. There are no agreements or arrangements between third parties and Mr. Dumas, Mr. Hedges or Mr. Walker that provide for compensation or other payment in connection with any appointment as an officer of the Company or the Bank.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the Company’s press release dated November 8, 2022, reporting the retirement of Mr. Dumas as President and Chief Executive Officer, the election of Mr. Hedges as a director, and the elections effective January 1, 2023 of Mr. Hedges as President and Chief Executive Officer and Mr. Walker as Senior Vice President and Chief Financial Officer.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits. The following exhibit is furnished herewith:

Exhibit No.	Exhibit Description

99.1	Press Release, dated November 8, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUBURN NATIONAL BANCORPORATION, INC.
(Registrant)

/s/ David A. Hedges
David A. Hedges
Executive Vice President and Chief Financial Officer

Date: November 8, 2022